UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2015

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the decision by China’s Ministry of Commerce (“MOFCOM”) enabling Western Digital Corporation (the “Company”) to integrate substantial portions of its HGST and WD subsidiaries as described in Item 7.01 below, the Board of Directors of the Company appointed Michael D. Cordano as President and Chief Operating Officer of the Company, effective on October 18, 2015. Stephen D. Milligan remains the Chief Executive Officer of the Company, but will no longer serve as the Company’s President. In addition, the position of President of the Company’s WD subsidiary, previously held by James J. Murphy, and the position of President of the Company’s HGST subsidiary, previously held by Mr. Cordano, were both eliminated. Mr. Murphy will now lead the Company’s new Storage Devices business unit and report directly to Mr. Cordano.

Mr. Cordano, 51, joined the Company in March 2012 in connection with its acquisition of HGST. Mr. Cordano was appointed President of the Company’s HGST subsidiary in July 2012. Prior to that, Mr. Cordano served as HGST’s Executive Vice President, Sales and Marketing, and President, Branded Business, from April 2009 to March 2012. From February 2005 to April 2009, Mr. Cordano served as Chief Executive Officer and co-founder of Fabrik, Inc., which was acquired by HGST in April 2009. From 1994 to February 2005, Mr. Cordano served in various roles of increasing responsibility at Maxtor Corporation, including as the Executive Vice President of Worldwide Sales and Marketing from April 2001 until February 2005, where he formed and managed the Branded Products Business Unit.

Item 7.01 Regulation FD Disclosure.

On October 19, 2015, the Company issued a press release announcing a decision from MOFCOM that enables the Company to integrate substantial portions of its HGST and WD subsidiaries. MOFCOM’s decision is the result of an ongoing dialogue regarding the “hold separate” restriction associated with the Company’s acquisition of HGST in March 2012. As part of the agreement with MOFCOM, the Company will continue to offer both HGST and WD product brands in the market and maintain separate sales teams for two years from the date of the decision. When available, the Company intends to post a copy of MOFCOM’s decision, translated into English, on its website at investor.wdc.com. The information on the Company’s website is not incorporated into this filing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

On October 19, 2015, the Company released the Western Digital Corporation FAQ Regarding MOFCOM Decision attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The Western Digital Corporation FAQ Regarding MOFCOM Decision is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation, dated October 19, 2015.

99.2	Western Digital Corporation FAQ Regarding MOFCOM Decision released by Western Digital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: October 19, 2015		Michael C. Ray
Senior Vice President, General Counsel and Secretary